Exhibit 3(b)

                AMENDED AND RESTATED
                     BYLAWS OF
           CAPITAL CITY BANK GROUP, INC.

Adopted by the Board of Directors on the 23rd day of October, 1997.

                        ARTICLE I
                MEETINGS OF SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders of this Corporation shall be held annually within the first five (5) months of each year, or at any other time permitted by law, at the time and place designated by the Board of Directors of the Corporation. Business transacted at the annual meeting shall include the election of directors of the Corporation, in accordance with the applicable provisions of the Articles of Incorporation, and all other duties and powers conferred upon the shareholders by the laws of the State of Florida.

Section 2. Special Meetings. Special meetings of the shareholders shall be held when directed by the Board of Directors through a resolution adopted by a majority of the total number of directors (whether or not any vacancies of previously authorized directorships exist at the time the Board is presented with such resolution), or when requested in writing by the holders of not less than fifty percent (50%) of all the shares entitled to vote on any issue at the meeting, upon the giving of notice as provided in Article I, Section 4 of these Bylaws. The call for the meeting shall be issued by the Secretary or the shareholders requesting the special meeting, unless the President, the Board of Directors or such shareholders designate another person to do so.

Section 3. Place. Meetings of shareholders may be held within or outside of the State of Florida. If no place is designated in the notice for a meeting of shareholders, the place of meeting shall be the principal office of the Corporation.

Section 4. Notice. Except as provided in the Florida Business Corporation ("the Act"), written notice stating the place, day and hour of the meeting, and in the case of a special meeting or if specifically required by law, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at such meeting. Such notice shall be given at least ten (10) but not more than sixty (60) days before the date of the meeting, by first class mail by the Secretary or the shareholders requesting the special meeting, unless the President, the Board of Directors or such shareholders designate another person to do so.
Such notice shall be mailed to each shareholder at his or her address as it appears on the books of the Corporation. If the notice is mailed at least thirty (30) days before the date of the meeting, it may be done by a class of United States mail other than first class. Such notice is deemed delivered when deposited in the United States mail with postage prepaid thereon.

Section 5. Notice of Adjourned Meetings. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in Article I, Section 4 of these Bylaws to each shareholder of record on the new record date entitled to vote at such meeting.

Section 6. Waiver of Notice of Shareholders Meetings. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by the shareholder or shareholders entitled to such notice, whether before, during or after the time of the meeting stated therein and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving of such notice. Attendance by a shareholder at a meeting shall constitute a waiver of: (a) lack of notice or defective notice of such meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting; or (b) lack of defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering that particular matter when it is presented. Unless otherwise required by the Articles of Incorporation, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice.

Section 7. Fixing Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to demand a special meeting, or to receive payment of any distribution, or in order to make a determination of shareholders for any other purpose, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not less than ten (10) nor more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. A determination of shareholders entitled to notice of, or to vote at, any meeting of shareholders shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 8. Voting Record. After fixing a record date for a meeting of shareholders, the Corporation shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of such meeting, arranged by voting group, with the address of, and the number and class and series, if any, of the shares held by, each shareholder. The shareholders' list must be available for inspection by any shareholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation's transfer agent or registrar. Any shareholder of the Corporation or his agent or attorney is entitled on written demand to inspect the shareholders' list (subject to the requirements of the Act), during regular business hours and at the shareholder's expense, during the period it is available for inspection. The Corporation shall make the shareholders' list available at the meeting of shareholders, and any shareholder or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

If the requirements of this Section have not been substantially complied with, the meeting shall be adjourned until such time as the Corporation complies with such requirements on demand of any shareholder in person or by proxy who failed to get such access. If no such demand is made, failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

Section 9. Shareholder Quorum and Voting. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter.
Except as otherwise provided in the Articles of Incorporation or by the Act, a majority of the shares entitled to vote on the matter by each voting group, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, but in no event shall a quorum consist of less than one third of the shares of each voting group entitled to vote. If less than a majority of outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. After a quorum has been established at any shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof. For purposes of determining a quorum, abstentions and broker non-votes shall be deemed to be shares entitled to vote on a matter.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.

Section 10. Votes Per Share. Except as otherwise provided in the Articles of Incorporation or by the Act, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Section 11. Manner of Action. If a quorum is present, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater or lesser number of affirmative votes is required by the Articles of Incorporation, the Bylaws or by law.

Section 12. Voting for Directors. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote. Unless otherwise provided in the Articles of Incorporation, cumulative voting is not authorized and the directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 13. Voting of Shares. A shareholder may vote at any meeting of shareholders of the Corporation, either in person or by proxy.

Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the Bylaws of the corporate shareholder or, in the absence of any applicable bylaw, by such person as the board of directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the Bylaws or other instrument of the corporate shareholder. In the absence of any such designation or, in the case of conflicting designation by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary and the treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

Shares held by an administrator, executor, guardian, personal representative or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name or the name of his or her nominee.

Shares held by or under the control of a receiver, a trustee in a bankruptcy proceeding or an assignee for the benefit of creditors may be voted by such person without the transfer thereof into his or her name.

If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship with respect to the same shares, unless the Secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect: (a) if only one votes, in person or by proxy, that act binds all; (b) if more than one votes, in person or by proxy, the act of the majority so voting binds all; (c) if more than one votes, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; or (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

Section 14. Proxies. Any shareholder of the Corporation, other person entitled to vote on behalf of a shareholder pursuant to the Act, or attorney-in-fact for such persons, may vote the shareholder's shares in person or by proxy. Any shareholder of the Corporation may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by an attorney-in-fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, shall be deemed a sufficient appointment form.

An appointment of a proxy is effective when received by the Secretary of the Corporation or such other officer or agent which is authorized to tabulate votes, and shall be valid for up to eleven (11) months, unless a longer period is expressly provided in the appointment form.

The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.

An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

Section 15. Voting Trusts. One or more shareholders may create a voting trust, conferring on a trustee the right to vote or otherwise act for them, by signing an agreement setting out the provisions of the trust and transferring their shares to the trustee. When a voting trust agreement is signed, the trustee shall prepare a list of the names and addresses of all owners of beneficial interest in the trust, together with the number and class of shares each transferred to the trust, and deliver copies of the list and agreement to the Corporation's principal office. After filing a copy of the list and agreement in the Corporation's principal office, such copies shall be open to inspection by any shareholder of the Corporation, subject to the requirements of the Act, or to any beneficiary of the trust under the agreement during business hours. The trustee must also deliver a copy of each extension of the voting trust agreement, and a list of beneficial owners under such extended agreement, to the Corporation's principal office.

Section 16. Shareholders' Agreements. Two or more shareholders may provide for the manner in which they will vote their shares, and providing for such other matters as are permitted by the Act, by signing an agreement for that purpose. When a shareholders' agreement is signed, the shareholders who are parties thereto shall deliver copies of the agreement to the Corporation's principal office. After filing a copy of the agreement in the Corporation's principal office, such copies shall be open to inspection by any shareholder of the Corporation, subject to the requirements of the Act, or any party to the agreement during business hours.

Section 17. Nominations for Director. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the Board of Directors of the Corporation, shall be made in writing to the Secretary of the Corporation and shall be delivered to or mailed and received at the principal executive offices of the Corporation, not less than one hundred twenty (120) days and not more than one hundred eighty (180) days prior to the date of the Corporation's notice of annual meeting provided with respect to the previous year's annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed to be more than thirty (30) calendar days earlier than the date contemplated by the previous year's statement, such notice by the shareholder to be timely must be received no later than the close of business on the tenth (10th) day following the date on which notice of the date of the annual meeting is given to shareholders or made public, whichever first occurs. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director at the annual meeting; (i) the name, age, business address and residence address of the proposed nominee, (ii) the principal occupation or employment of the proposed nominee, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the proposed nominee, and (iv) any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A of Regulation 14A promulgated under Section 14(a) of the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice of nominees for election at the annual meeting, (i) the name and record address of the shareholder, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder. The Corporation may require any proposed nominee for election at an annual or special meeting of shareholders to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare in the meeting that a nomination was not made in accordance with the requirements of the Articles of Incorporation and this Section 17, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 18.  Shareholder Proposals.

(a) At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder in accordance with this Section 18.

(b) For business to be properly brought before an annual meeting by a shareholder, the corporation must have received timely notice thereof in writing from such shareholder. To be timely, a shareholder's notice must be received by the Secretary of the corporation as of the date set forth in the corporation's proxy statement relating to the annual meeting for the preceding year; provided, however, that if no such date is stated, then such date shall be one hundred and twenty
(120) calendar days in advance of the date (with respect to the forthcoming annual meeting) that the corporation's proxy statement was released to its shareholders in connection with the previous year's annual meeting of security holders; and provided further that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year's proxy statement, a proposal shall be received by the corporation no later than the close of business on the tenth (10th) day following the date on which notice of the date of the annual meeting is given to shareholders or made public, whichever first occurs.

(c) Such notification shall contain the following information as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the corporation's books, of the shareholder proposing such business;
(iii) the class and number of shares of the corporation which are beneficially owned, as such term is defined in Rule 13d-3 ("Rule 13d-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by the shareholder; (iv) any substantial interest of the shareholder in such business; and (v) any other information required pursuant to the rules and regulations promulgated under the Exchange Act relating to shareholder proposals. For purposes of clause (iv) above, a "substantial interest of the shareholder in such business" shall be deemed to occur if such interest were reportable (assuming that the shareholder's business was in fact brought before the annual meeting) pursuant to Item 5 of
Schedule 14A (Rule 14a-101) promulgated under the Exchange Act.

(d) Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section.

Section 19. Inspectors of Election. Prior to each meeting of shareholders, the Board of Directors or the President may appoint one or more Inspectors of Election. Upon his appointment, each such Inspector shall take and sign an oath to faithfully execute the duties of Inspector at such meeting with strict impartiality and to the best of his ability. Such Inspectors shall determine the number of shares outstanding, the number of shares present at the meeting and whether a quorum is present at such meeting. The Inspectors shall receive votes and ballots and shall determine all challenges and questions as to the right to vote and shall thereafter count and tabulate all votes and ballots and determine the result. Such Inspectors shall do such further acts as are proper to conduct the elections of directors and the vote on other matters with fairness to all shareholders. The Inspectors shall make a certificate of the results of the elections of directors and the vote on other matters. No Inspector shall be a candidate for election as a director of the Corporation.

                       ARTICLE II
                        DIRECTORS

Section 1. Functions. Except as provided in the Articles of Incorporation or by law, all corporate powers shall be exercised by or under the authority of, and the business and affairs of this Corporation shall be managed under the direction of, the Board of Directors.

Section 2. Number. The Board of Directors of the Corporation shall consist of a number of persons fixed by a resolution of the Board of Directors from time to time; provided, however, that the Board of Directors shall not consist of less than one (1) person, and not more than twenty-five (25) persons.

Section 3. How Selected. Except as otherwise provided herein and in the Articles of Incorporation with respect to appointment of directors in order to fill a vacancy, directors shall be elected at the annual meeting of shareholders or at a special meeting in accordance with
Article VI of the Articles of Incorporation, as it may be amended from time to time.

Section 4. Qualifications. Directors must be natural persons over the age of 18 years old, but need not be residents of the State of Florida.

Section 5. Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed, but only for cause (as defined in the Articles of Incorporation), and only by action of the shareholders in accordance with the Articles of Incorporation. A removal of any director by the action of the shareholders must receive the approval by an affirmative vote of the holders of not less than two-thirds (66 2/3%) of the voting power of all the issued and outstanding shares of the Corporation at any annual meeting or any special meeting called for such purpose. A director may not be removed without such a meeting, notwithstanding any other provisions of these Bylaws. If a director was elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that director. The notice of the meeting at which a vote is taken to remove a director must state that the purpose or one of the purposes of the meeting is the removal of the director or directors.

Section 6. Resignation. Any director may resign at any time by delivering written notice to the Corporation, the Board of Directors or its Chairman. Such resignation is effective when the notice is delivered unless the notice specifies a later effective date, in which event the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

Section 7. Vacancies. A director shall hold office until the annual meeting for the year in which his term expires and until his successors shall be elected and qualified, subject, however, to the director's prior death, resignation, retirement, disqualification, or removal from office. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

Section 8. Regular Meetings. An annual regular meeting of the Board of Directors shall be held without notice as soon as practicable after the annual meeting of shareholders for the purpose of the election of officers and the transaction of such other business as may come before the meeting, and at such other time and place as may be determined by the Board of Directors. The Board of Directors may, with or without notice, at any time and from time to time, decide the time and place, either within or outside of the State of Florida, for the holding of the annual regular meeting or additional regular meetings of the Board of Directors. Meetings of the Board of Directors may be called by a majority of the Board of Directors.

Section 9.  Special Meetings.  Special meetings of the Board of
Directors may be called by the Chairman of the Board, the President of the Corporation, or a majority of the Board of Directors.

The person or persons authorized to call special meetings of the Board of Directors may designate any place, either within or outside of the State of Florida, as the place for holding any special meeting of the Board of Directors called by them. If no designation is made, the place of meeting shall be the principal office of the Corporation in the State of Florida.

Notice of any special meeting of the Board of Directors may be given by any reasonable means, whether oral or written, and at any reasonable time prior to such meeting. The reasonableness of any notice given in connection with any special meeting of the Board of Directors shall be determined in light of all of the pertinent circumstances. It shall be presumed that notice of any special meeting given at least two (2) days prior to such special meeting, either orally (by telephone or in person), or by written notice delivered personally or mailed to each director at his or her business or residence address, is reasonable. Neither the business to be transacted at, nor the purpose or purposes of, any special meetings of the Board of Directors need be specified in the notice or in any written waiver of notice of such meeting.

Section 10. Waiver of Notice of Meeting. Notice of a meeting of the Board of Directors need not be given to any director who signs a written waiver of notice either before, during or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 11. Quorum and Voting. A majority of the number of directors fixed in the manner provided by these Bylaws shall constitute a quorum for the transaction of business; provided however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled. The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Section 12. Meetings of the Board of Directors by Means of a Conference Telephone or Similar Communications. Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 13. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the directors of this Corporation, or all the members of the committee, as the case may be. Action taken under this Section is effective when the last director or member of the committee signs the consent, unless the consent specifies a different effective date. Such consent shall have the effect as a vote taken at an annual or special meeting of the Board of Directors and may be described as such in any document.

Section 14. Director Conflicts of Interests. No contract or other transaction between this Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors of this Corporation are directors or officers or are financially interested shall be either void or voidable because of such relationship or interest, or because such director or directors of this Corporation are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their vote(s) are counted for such purpose, if:

(a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the vote(s) or written consent(s) of such interested director(s); or

(b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote taken at an annual or special meeting of shareholders; or

(c) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board of Directors, a committee thereof or the shareholders.

For purposes of Section 14(a) hereof only, a conflict of interest transaction is authorized, approved or ratified if it receives the affirmative vote of a majority of the directors on the Board of Directors, or on the committee, who have no relationship or interest in the transaction, but a transaction may not be authorized, approved or ratified under this Section 14 by a single director. If a majority of the directors who have no such relationship or interest in the transaction vote to authorize, approve or ratify the transaction, a quorum is present for the purpose of taking action under this Section
14. The presence of, or a vote cast by, a director with such relationship or interest in the transaction does not affect the validity of any action taken under Section 14(a) hereof if the transaction is otherwise authorized, approved or ratified as provided in that subsection, but such presence or vote of those directors may be counted for purposes of determining whether the transaction is approved under other provisions of the Bylaws, the Articles of Incorporation or the Act.

For purposes of Section 14(b) hereof, a conflict of interest transaction is authorized, approved or ratified if it receives the vote of a majority of the shares entitled to be counted under this
Section 14. Shares owned by or voted under the control of a director who has a relationship or interest in the transaction described in this Section 14 may not be counted in a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction under Section 14(b) hereof. The vote of those shares, however, is counted in determining whether the transaction is approved under other provisions of these Bylaws, the Articles of Incorporation or the Act. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this Section 14 constitutes a quorum for the purpose of taking action under this Section 14.

                       ARTICLE III
          COMMITTEES OF THE BOARD OF DIRECTORS

Section 1. Standing Committees. The following standing committees may be formed:

(a)  Executive Committee.
(b)  Compensation Committee.
(c)  Audit Committee.

Section 2. Executive Committee. The Board of Directors may designate from among its members an Executive Committee of not less than three
(3) nor more than seven (7) members, which shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to:

(a) Approve or recommend to shareholders actions or proposals required by law to be approved by shareholders;

(b) Designate candidates for the office of director, for purposes of proxy solicitation or otherwise;

(c) Fill vacancies on the Board of Directors or any committee thereof;

(d)  Adopt, amend or repeal the Bylaws;

(e) Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors;

(f) Authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of the series of a class of shares.

The Board, by resolution adopted in accordance with this Section 2, may designate one or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.

Section 3. Compensation Committee. The Board of Directors may designate from among its members a Compensation Committee of not less than three (3) nor more than seven (7) members, which shall have the authority to recommend to the Board of Directors the compensation of the President of the Corporation, to review the compensation of certain other officers of the Corporation, and to administer certain of the Corporation's compensation, benefit and incentive plans. Notwithstanding anything to the contrary in this Section 3, the Compensation Committee shall not have the authority to perform any of the functions set forth in Sections 2(a)-2(f) of this Article III.

The Board, by resolution adopted in accordance with this Section 3, may designate one or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.

Section 4. Audit Committee. The Board of Directors may designate from among its members an Audit Committee of not less than three (3) nor more than seven (7) members, a majority of whom shall not be employees or officers of the Corporation, which shall have the authority to do the following:

(a) Recommend to full Board selection of the Corporation's independent public accountants and auditors.

(b) Review and approve the arrangements for and the scope of the audit of the Corporation's financial statements, including without limitation the auditor's fee.

(c) Review and respond to internal and external auditors' reports, including the auditor's perception of the Corporation's personnel and internal controls (to include controls over financial reporting and compliance with Federal and State laws and regulations).

(d) Review significant unusual transactions or transactions which involve a potential or actual conflict of interest.

(e) Provide minutes of each Committee meeting to the Board of Directors.

(f) Perform any other actions necessary or desirable to do the foregoing.

Notwithstanding anything to the contrary in this Section 4, the Audit Committee shall not have the authority to perform any of the functions set forth in Sections 2(a)-2(f) of this Article III.

Section 5. Additional Committees. The Board of Directors or the Chairman of the Board may appoint additional committees from time to time for such purposes and with such powers as the Board or Chairman may determine, except that no such committee shall have the authority to perform any of the functions set forth in Sections 2(a)-2(f) of this Article III.

Section 6. Term. The term of each standing committee and each additional committee appointed shall continue until modified or terminated at any time by the affirmative action of the Board.

Section 7. Meetings. Each committee shall hold as many meetings as are necessary to continue or complete the performance of its duties. The provisions of Sections 9, 10 and 11 of Article II of these Bylaws shall apply to committees and their members as well.

Section 8. Record of Meetings. Each committee shall keep or cause to be kept minutes of each meeting held, and each set of minutes shall include a description of all matters considered and all decisions, if any, made.

                       ARTICLE IV
                        OFFICERS

Section 1. Officers. If so appointed by the Board of Directors, the officers of this Corporation shall consist of a Chairman, a President, one or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, a Secretary, a Treasurer, and such other officers as appointed by the Board of Directors. Any two (2) or more offices may be held by the same person.

Section 2. Appointment and Term of Office. The officers of the Corporation shall be appointed annually by the Board of Directors at the first meeting of the Board held after the shareholders' annual meeting. If the appointment of officers does not occur at this meeting, the appointment shall occur as soon thereafter as practicable. Each officer shall hold office until a successor has been duly appointed and qualified, or until an earlier resignation, removal from office, or death.

Section 3. Removal of Officers. Any officer of the Corporation may be removed from his or her office or position at any time, with or without cause, by a majority vote of the Board of Directors. Any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

Section 4. Resignation. Any officer of the Corporation may resign at any time from his or her office or position by delivering notice to the Corporation, the Board of Directors or its Chairman. Such resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

Section 5. Duties. If so appointed by the Board of Directors, the officers of this Corporation shall have the following duties:

(a) Chairman. The Chairman shall preside at all meetings of the Board of Directors.

(b) President. Unless otherwise designated by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, in general, supervise and control all of the business and affairs of the Corporation, and shall preside at all meetings of the shareholders and all committees of the Board of Directors on which he or she may serve, and in the absence of the Chairman, shall preside at all meetings of the Board of Directors. During any time the President is serving as the Chief Executive Officer, the President shall be a member of the Board of Directors. In addition, the President may cause to be called special meetings of the shareholders and directors in accordance with these Bylaws.

(c)  Executive, Senior and other Vice Presidents.  One or more
Executive, Senior or other Vice Presidents may be designated by that title or such additional title or titles as the Board of Directors may determine. The duties of such Vice Presidents shall be as follows:

During the absence and inability of the President to perform his duties or exercise his powers, as set forth in these Bylaws or in the acts under which this Corporation is organized, the same shall be performed and exercised by an Executive Vice President (in such order of seniority as may be determined by the Board of Directors or, failing such determination, as may be designated by the Chairman of the Board); and when so acting, he shall have the powers and be subject to all responsibilities hereby given to or imposed upon the President. However, the Executive Vice President shall not become a member of the Board of Directors unless elected by the Board of Directors. The Executive, Senior and other Vice Presidents shall have such powers and perform such duties as usually pertain to their office, or as are assigned to them by the President or the Board of Directors.

(d) Secretary. The Secretary shall have such powers and perform such duties as are incident to the Office of Secretary of a Corporation, or as are assigned to him by the President or the Board of Directors, including the following:

(1) He shall keep the resolutions, forms of written consent, minutes of the meetings of the Board of Directors and of the shareholders, and other official records of the Corporation in appropriate books.

(2)  He shall give and serve all notices of the Corporation.

(3) He shall be custodian of the records and of the corporate seal, and affix the latter when required to authenticate the records of the Corporation.

(4) He shall keep or cause to be kept the stock and transfer books in the manner prescribed by law, so as to show at all times the amount of capital stock, the manner and the time the same was paid in, the names of the owners thereof, alphabetically arranged, their respective places of residences, their post office addresses, the number of shares owned by each, and the time at which each person became such owner; and keep or cause to be kept such stock and transfer books open daily during the business hours and at the main office of the Corporation, or at such other place as may be designated by the Secretary, subject to the inspection of such shareholders as are authorized to inspect the same, as provided in Article I, Section 8 of these Bylaws.

(5)  He shall sign all certificates of stock.

(6) He shall present to the Board of Directors all communications addressed to him officially by the President or any officer or shareholder of the Corporation.

(7) He shall attend to all correspondence and perform all the duties incident to the Office of Secretary.

(e) Treasurer. The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and shall perform such other duties as may be prescribed by the Board of Directors or the President.

Section 6. Other Officers, Employees, and Agents. Each and every other officer, employee, and agent of the Corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors, the officer appointing him or her, and such officer or officers who may from time to time be designated by the Board to exercise supervisory authority.

                        ARTICLE V
                     SHARES OF STOCK

Section 1. Certificates for Shares. The Board of Directors shall determine whether shares of the corporation shall be uncertificated or certificated. If certificated shares are issued, certificates representing shares in the Corporation shall be signed (either manually or by facsimile) by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. A certificate which has been signed by an officer or officers who later shall have ceased to be such officer when the certificate is issued shall nevertheless be valid. Upon receipt of the consideration for which the Board of Directors has authorized for the issuance of the shares, such shares so issued shall be fully paid and nonassessable.

Section 2. Issuance of Shares. All certificates issued shall be registered and numbered in the order in which they are issued. They shall be issued in consecutive order, and on the face of each share shall be entered the name of the person owning the shares represented by the certificate, the number of shares represented by the certificate, and the date of issuance of the certificate. No certificate shall be issued for any share until such share is fully paid.

Section 3. Transfer of Shares; Ownership of Shares. Transfers of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation, and only after the surrender to the Corporation of the certificates representing such shares, if any, by the person in whose name the shares stand on the books of the Corporation, or his duly authorized legal representative. In all cases of transfer, the former certificate must be surrendered and canceled before a new certificate will be issued. In case of transfer by an attorney-in-fact, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary of the Corporation.

Section 4. Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate: (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) at the discretion of the Board of Directors, gives bond in such form and amount as the Corporation may require, to indemnify the Corporation, the transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction or theft of such certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation.

                       ARTICLE VI
ACTIONS WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS

Unless otherwise directed by the Board of Directors, the President or a designee of the President shall have the power to vote and to otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders on, or with respect to, any action of shareholders of any other Corporation in which this Corporation may hold securities and to otherwise exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in other corporations.

                       ARTICLE VII
    INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES
                        AND AGENTS

Section 1. Insurance. The Board of Directors of the Corporation, in its discretion, shall have authority on behalf of the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article. The provisions of the following sections of this
Article VII shall apply only in the event that no such insurance is in effect or, if such insurance is in effect, only to the extent that matters for which indemnification by the Corporation is permitted by such sections are not within the coverage of such insurance.

Section 2. Action Against a Party Because of Corporation Position. The Corporation shall indemnify each director or officer, and may indemnify, in its sole discretion, any employee or agent, each of whom was or is a party, or is threatened to be made a party, to any threatened, pending, or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by, or in the right of, the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, as the case may be, or is or was serving at the request of the Corporation as a director, partner, officer, employee, or agent of another corporation, a partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not, in and of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 3. Action by or in the Right of Corporation. The Corporation shall indemnify any director or officer of the Corporation, and may indemnify, in its sole discretion, any employee or agent of the Corporation, who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed claim, action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such claim, action, or suit, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such claim, action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 4. Reimbursement if Successful. To the extent that the director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any claim, action, suit, or proceeding referred to in Section 2 or Section 3 of this
Article VII, or in defense of any claim, issue, or matter therein, and is indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, he or she shall remain indemnified for such expenses, notwithstanding that he or she had not been successful (on the merits or otherwise) on any other claim, issue, or matter in any such claim, action, suit or proceeding.

Section 5.  Authorization.  Any indemnification under Section 2 or
Section 3 of this Article VII (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent, as the case may be, is proper in the circumstances because he or she met the applicable standard of conduct set forth in Section 2 or Section 3 of this Article VII. Such determination shall be made:

(a)  By a majority vote of a quorum of the Board of Directors;
however, for the purposes of this Subsection, a quorum shall consist of directors who are or were not parties to such action, suit or proceeding; or

(b) If such quorum is not obtainable, or even if obtainable, by the majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; or

(c) By independent legal counsel that is (i) selected by the Board of Directors as prescribed by Section 5(a) hereof or by the committee as prescribed by Section 5(b) hereof, or (ii) if a quorum of the directors cannot be obtained in accordance with Section 5(a) hereof and a committee cannot be designated in accordance with Section 5(b) hereof, selected by majority vote of the full Board of Directors (including directors who are parties to the proceeding); or

(d) By the shareholders by a majority vote of a quorum consisting of shareholders who are or were not parties to such action, suit or proceeding, or if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

Section 6. Advance Reimbursement. Expenses, including attorneys' fees, incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation to any officer or director, and may be paid, in its sole discretion, to any agent or employee, in advance of the final disposition of such action, suit or proceeding, upon a preliminary determination, following one of the procedures set forth in Section 5 of this Article VII, that the director, officer, employee or agent, as the case may be, met the applicable standard of conduct set forth in Section 2 or Section 3 of this Article VII, or as authorized by the Board of Directors in the specific case and, in either event, upon receipt of a written commitment from or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article.

Section 7. Further Indemnification. Indemnification as provided in this Article shall not be deemed exclusive. The Corporation may make any other further indemnification of any of its directors, officers, employees or agents that may be authorized under any statute, rule or law, provision of Articles of Incorporation, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, provided, however, that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

(a) A violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

(b) A transaction from which the director, officer, employee or agent derived an improper personal benefit;

(c) In the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Act are applicable; or

(d) Willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder of the Corporation.

Where such other provision provides broader rights of indemnification than these Bylaws, such other provision shall control.

Section 8. Continuing Right of Indemnification. Indemnification as provided in this Article shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 9.  Limitation on Indemnity and Reimbursement.
Notwithstanding any other provisions of this Article, in the event that the Board of Directors determines that the action giving rise to a claim for indemnity or expense reimbursement is the result of action enumerated in any of the provisions set forth in Sections 7(a)-7(d) hereof upon the part of the claimant, no such indemnity or expense reimbursement shall be provided by the Corporation.

                      ARTICLE VIII
                       AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted, by either a majority of members of the Board of Directors or a majority vote of the shareholders; provided that (i) the Board of Directors may not alter, amend or repeal any Bylaw adopted by shareholders if the shareholders specifically provide that such Bylaw is not subject to amendment or repeal by the directors; and (ii) in the case of any shareholder action, two-thirds (66 2/3%) of the shareholders, acting only by voting at a special meeting, will be required to amend any provision in Article I, Article II, Article VII or this Article VIII.